Exhibit 23.8

CONSENT OF SRK CONSULTING (CANADA) INC.

The undersigned hereby consents to the inclusion in or incorporation by reference in (i) the Form 10-K of Trilogy Metals Inc. being filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended November 30, 2021 and (ii) the registration statements on Form S-3 (No. 333-234164) and Form S-8 (No. 333-181020, No. 333-188950, No. 333-205102, No. 333-208149, No. 333-234417 and No. 333-257095) (the “Registration Statements”) of Trilogy Metals Inc. filed with the SEC, to any amendments or post-effective amendments to the Registration Statements and to any prospectuses or prospectus supplements thereto, of references to SRK Consulting (Canada) Inc.’s name and to the use of the technical report titled “Arctic Feasibility Study, Alaska, USA, NI 43-101 Technical Report” dated effective August 20, 2020 and released October 2, 2020 (the “Technical Report”), and the use of scientific and technical information, including any reserve and resource estimates, from the Technical Report (collectively, the “Technical Information”), including extracts from or summaries of the Technical Information.

DATED: February 4, 2022

SRK Consulting (Canada) Inc.

/s/ Calvin Boese
Name: Calvin Boese Title: Principal Geotechnical Engineer